UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2021

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2021, Everi Holdings Inc. (the “Company” or “Everi”), as issuer, entered into a Purchase Agreement (the “Purchase Agreement”) with certain of the Company’s direct and indirect domestic subsidiaries, as guarantors (the “Guarantors”), and Jefferies LLC, as representative of the several initial purchasers (collectively the “Initial Purchasers”). Under the Purchase Agreement, Everi will issue, at a price of par, and sell to the Initial Purchasers (the “Offering”) $400.0 million in aggregate principal amount of its 5.000% senior unsecured notes due 2029 (the “New Notes”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The New Notes, and guarantees thereof, will not be registered under the Securities Act or the securities laws of any state or other jurisdictions, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company intends to use a portion of the proceeds from the New Notes to (i) redeem in full its 7.50% Senior Unsecured Notes due 2025 and (ii) pay all related fees and expenses. Upon consummation of the closing of the Company’s previously announced expected new credit facilities in August 2021, the Company intends to use the remaining proceeds from the New Notes, together with proceeds of such expected new credit facilities and cash on hand, to (i) repay all borrowings outstanding under, and terminate all commitments under, its existing credit facilities; and (ii) pay all related fees and expenses.

The Purchase Agreement includes customary representations, warranties, covenants and agreements, including an agreement by Everi and the Guarantors to indemnify the Initial Purchasers against certain liabilities. The closing of the Offering is subject to the satisfaction of certain customary closing conditions contained in the Purchase Agreement and, as a result, there can be no assurance that the Offering will be completed.

Item 8.01. Other Events.

On June 30, 2021, the Company issued a press release announcing the pricing of the previously reported private Offering of the New Notes by Everi. The Offering is currently expected to close on July 15, 2021, subject to satisfaction of customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Current Report on Form 8-K under Item 8.01 and in the attached Exhibit 99.1 is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

This Report does not constitute an offer to sell or the solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

This Report, including Exhibit 99.1, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. These forward-looking statements involve certain risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated June 30, 2021.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: June 30, 2021	By:	/s/ Todd A. Valli
Todd A. Valli Senior Vice President, Corporate Finance and Chief Accounting Officer